SECURITIES AND EXCHANGE COMMISSION
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                               REXENE CORPORATION
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                (Name of Registrant as Specified In Its Charter)



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REXENE
    Corporation
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               5005 LBJ Freeway * Suite 500 * Occidental Tower *
                        Dallas, TX 75244 * 972-450-9000


                                                           CONTACT:  Neil Devroy
                                                                  (972) 450-9101



            DALLAS, TX - May 19, 1997 -- Rexene Corporation (NYSE: RXN) said today that it is in discussions with Huntsman Corporation regarding the acquisition of the Company by Huntsman for $16 per share. Rexene said that there can be no guarantee that a definitive agreement with Huntsman will be reached or that a sale of the Company will be consummated.

            Rexene also said that as a result of these developments, it will adjourn the Special Meeting of Stockholders scheduled to be held on May 22, 1997 to June 12, 1997.

            Rexene Corporation, through its Rexene Products and CT Film divisions, manufactures thermoplastic resins and plastic film. Headquartered in Dallas, Texas, the Company has manufacturing facilities in Texas, Wisconsin, Georgia, Delaware, Utah and in England.